Exhibit 99.3

Pogo Producing Company

Supplemental  Information (Unaudited)

	Quarter Ended		Twelve Months
	December 31,		December 31,
Operating Data	2004	2003	2004	2003
Net Natural Gas Sales (Mcf/day)
North America	241,304	212,808	244,290	210,419
Thailand	78,078	84,149	79,700	86,510
Total Natural Gas	319,382	296,957	323,990	296,929

Gas Price ($/Mcf)
North America	$6.15	$4.73	$5.73	$5.17
Thailand	$2.60	$2.59	$2.46	$2.49
Average Gas Price	$5.28	$4.13	$4.93	$4.39

Net Liquids Production (Bbl/day)
Crude & Condensate
North America	20,821	36,920	29,530	40,173
Thailand	17,121	21,508	17,607	21,948
Total Crude & Condensate	37,942	58,428	47,137	62,121
Plant Products	3,979	4,527	4,220	4,109
Total Liquids	41,921	62,955	51,357	66,230

Net Liquids Sales (Bbl/day)
Crude & Condensate
North America	20,821	36,920	29,530	40,173
Thailand *	15,309	18,864	17,870	21,145
Total Crude & Condensate	36,130	55,784	47,400	61,318
Plant Products	3,979	4,527	4,220	4,109
Total Liquids	40,109	60,311	51,620	65,427

Average Prices ($/Bbl)
Crude & Condensate
North America	$41.52	$28.58	$38.59	$29.08
Thailand *	$44.89	$30.79	$40.28	$29.14
Average Crude & Cond. Prices	$42.94	$29.32	$39.23	$29.10
Plant Products	$33.86	$21.66	$28.09	21.59

* Sales Volumes & Price Used in Financial Statements

Selected Balance Sheet Data

($ in 000’s)	12/31/2004	12/31/2003
Total Assets	$3,495,775	$2,758,651
Long-term Debt *	755,000	489,000
Shareholders’ Equity	1,736,850	1,453,653
Working Capital	165,952	170,771

* Excludes debt discount of $1,739 at 12/31/03